Exhibit 99(a)(1)(B)

LETTER OF TRANSMITTAL

Offer To Purchase
Warrants to Acquire Shares of Common Stock
of
Jasper Therapeutics, Inc.

THE OFFER (AS DEFINED BELOW) AND WITHDRAWAL RIGHTS WILL EXPIRE AT ONE MINUTE AFTER 11:59 P.M., EASTERN TIME, ON NOVEMBER 6, 2026, OR SUCH LATER TIME AND DATE TO WHICH WE MAY EXTEND. WARRANTS (AS DEFINED BELOW) TENDERED PURSUANT TO THE OFFER MAY BE WITHDRAWN PRIOR TO THE EXPIRATION DATE (AS DEFINED BELOW).

THE METHOD OF DELIVERY OF THIS LETTER OF TRANSMITTAL, THE WARRANTS AND ALL OTHER REQUIRED DOCUMENTS IS AT THE OPTION AND RISK OF THE TENDERING WARRANT HOLDER, AND EXCEPT AS OTHERWISE PROVIDED IN THE INSTRUCTIONS BELOW, THE DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE COMPANY. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. THE WARRANT HOLDER HAS THE RESPONSIBILITY TO CAUSE THIS LETTER OF TRANSMITTAL, THE TENDERED WARRANTS AND ANY OTHER DOCUMENTS TO BE TIMELY DELIVERED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY. PLEASE READ THIS ENTIRE LETTER OF TRANSMITTAL, INCLUDING THE INSTRUCTIONS, CAREFULLY BEFORE COMPLETING THIS LETTER OF TRANSMITTAL.

Jasper Therapeutics, Inc., a Delaware corporation (the “Company,” “we,” “our” and “us”), has delivered to the undersigned a copy of the Offer to Purchase dated October 7, 2026 (as it may be supplemented and amended from time to time, the “Offer to Purchase”) of the Company and this letter of transmittal (as it may be supplemented and amended from time to time, this “Letter of Transmittal”), as each may be amended or supplemented from time to time, which together set forth the offer of the Company to each holder of the Company’s warrants to purchase shares of the Company’s common stock, par value $0.0001 per share, to receive $0.324 in cash, without interest, in exchange for each warrant tendered by the holder pursuant to the offer (the “Offer”). The Offer is subject to the conditions described in the Offer to Purchase.

WARRANT HOLDERS SHOULD REVIEW THE OFFER TO PURCHASE IN ITS ENTIRETY FOR A DESCRIPTION OF THE COMPLETE TERMS OF THE OFFER.

Warrants eligible to be tendered pursuant to the Offer include warrants to purchase our common stock which were publicly issued and sold as part of an underwritten public offering on September 18, 2025, which entitle such warrant holders to purchase one share of our common stock at an exercise price of $2.92, subject to adjustments (the “Warrants”).

As of October 6, 2026, 12,345,707 Warrants were outstanding. Pursuant to the Offer, the Company is offering to purchase each Warrant at a purchase price of $0.324 in cash. Warrants not tendered for cash pursuant to the Offer will remain outstanding subject to their current terms.

The Offer is made solely upon the terms and conditions in the Offer to Purchase and this Letter of Transmittal. The Offer will be open until one minute after 11:59 p.m., Eastern Time, on November 6, 2026, or such later time and date to which we may extend (the period during which the Offer is open, giving effect to any withdrawal or extension, is referred to as the “Offer Period,” and the date and time at which the Offer Period ends is referred to as the “Expiration Date”).

Each holder whose Warrants are tendered pursuant to the Offer will receive $0.324 in cash, without interest, for each Warrant tendered by such holder. Any Warrant holder that participates in the Offer may tender less than all of his, her or its Warrants.

We may extend, amend or terminate the Offer, or withdraw the Offer if the conditions to the Offer are not satisfied or waived prior to the Expiration Date, in each case as provided in the Offer to Purchase.

Promptly upon any such withdrawal, we will return the tendered Warrants to the holders.

The holder should complete, execute and deliver this Letter of Transmittal to indicate the action it desires to take with respect to the Offer.

As used in this Letter of Transmittal with respect to the tender procedures set forth herein, the term “registered holder” means any person in whose name Warrants are registered on the books of the Company.

THE OFFER IS NOT MADE TO THOSE HOLDERS WHO RESIDE IN STATES OR OTHER JURISDICTIONS WHERE AN OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL.

PLEASE SEE THE INSTRUCTIONS TO THIS LETTER OF TRANSMITTAL BEGINNING ON PAGE 6 FOR THE PROPER USE AND DELIVERY OF THIS LETTER OF TRANSMITTAL.

DESCRIPTION OF WARRANTS TENDERED

List below the Warrants to which this Letter of Transmittal relates. If the space below is inadequate, list the registered Warrants on a separate signed schedule and affix the list to this Letter of Transmittal.

Name(s) and Address(es) of Registered Holder(s) of Warrants	Number of Warrants Tendered

Total:

NOTE: SIGNATURES MUST BE PROVIDED BELOW. PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY.

Jasper Therapeutics, Inc.
2200 Bridge Pkwy

Suite #102

Redwood City, CA 94065
Attn: Matthew Ros

Upon and subject to the terms and conditions set forth in the Offer to Purchase and in this Letter of Transmittal, receipt of which is hereby acknowledged, the undersigned hereby:

(i) tenders to the Company pursuant to the Offer the number of Warrants indicated above in the table under the heading “Number of Warrants Tendered” under “Description of Warrants Tendered”; and

(ii) accepts the amount payable upon the tender of Warrants pursuant to the Offer, being $0.324 in cash, without interest, for each Warrant so tendered.

Except as stated in the Offer to Purchase, the tender made hereby is irrevocable. The undersigned understands that this tender will remain in full force and effect unless and until such tender is withdrawn and revoked in accordance with the procedures set forth in the Offer to Purchase and this Letter of Transmittal. The undersigned understands that this tender may not be withdrawn after the Expiration Date, and that a notice of withdrawal will be effective only if delivered to the Company in accordance with the specific withdrawal procedures set forth in the Offer to Purchase.

If the undersigned holds Warrants for beneficial owners, the undersigned represents that it has received from each beneficial owner thereof a duly completed and executed form of “Instructions Form” in the form attached to the “Letter to Clients of Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees” which was sent to the undersigned by the Company with this Letter of Transmittal, instructing the undersigned to take the action described in this Letter of Transmittal.

If the undersigned is not the registered holder of the Warrants indicated under “Description of Warrants Tendered” above or such holder’s legal representative or attorney-in-fact, then the undersigned has obtained a properly completed irrevocable proxy that authorizes the undersigned (or the undersigned’s legal representative or attorney-in fact) to deliver a consent in respect of such Warrants on behalf of the holder thereof, and such proxy is being delivered to the Company with this Letter of Transmittal.

The undersigned understands that, upon and subject to the terms and conditions set forth in the Offer to Purchase and this Letter of Transmittal, any Warrants properly tendered and not withdrawn which are accepted will be exchanged for a cash payment. The undersigned understands that, under certain circumstances, the Company may not be required to accept any of the Warrants tendered (including any Warrants tendered after the Expiration Date). If any Warrants are not accepted for tender for any reason or if tendered Warrants are withdrawn, such unexchanged or withdrawn Warrants will be returned without expense to the tendering holder.

Subject to, and effective upon, the Company’s acceptance of the undersigned’s tender of Warrants pursuant to the Offer as indicated above in the table under the heading “Number of Warrants Tendered” under “Description of Warrants Tendered”, the undersigned hereby:

(i) assigns and transfers to, or upon the order of, the Company, all right, title and interest in and to, and any and all claims in respect of or arising or having arisen as a result of the undersigned’s status as a holder of, such Warrants;

(ii) waives any and all rights with respect to such Warrants;

(iii) releases and discharges the Company from any and all claims the undersigned may have now, or may have in the future, arising out of or related to such Warrants;

(iv) acknowledges that the Offer is discretionary and may be extended, modified, suspended or terminated by the Company as provided in the Offer to Purchase; and

(v) acknowledges the future value of the Warrants is unknown and cannot be predicted with certainty.

The undersigned understands that tenders of Warrants pursuant to any of the procedures described in the Offer to Purchase and in the instructions in this Letter of Transmittal, if and when accepted by the Company, will constitute a binding agreement between the undersigned and the Company upon the terms and subject to the conditions of the Offer.

Effective upon acceptance, the undersigned hereby irrevocably constitutes and appoints the Matthew Ros, the Company’s Chief Operating Officer, as the true and lawful agent and attorney-in-fact of the undersigned with respect to the Warrants tendered hereby, with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest) to:

(i) transfer ownership of such Warrants on the account books maintained by the Company together with all accompanying evidences of transfer and authenticity to or upon the order of the Company;

(ii) present such Warrants for transfer of ownership on the books of the Company;

(iii) cause ownership of such Warrants to be transferred to, or upon the order of, the Company on the books of the Company or its agent and deliver all accompanying evidences of transfer and authenticity to, or upon the order of, the Company; and

(iv) receive all benefits and otherwise exercise all rights of beneficial ownership of such Warrants;

all in accordance with the terms of the Offer, as described in the Offer to Purchase and this Letter of Transmittal.

The undersigned hereby represents, warrants and agrees that:

(i) the undersigned has full power and authority to tender the Warrants tendered hereby and to sell, exchange, assign and transfer all right, title and interest in and to such Warrants;

(ii) the undersigned has good, marketable and unencumbered title to the Warrants tendered hereby, and upon acceptance of such Warrants by the Company pursuant to the Offer the Company will acquire good, marketable and unencumbered title to such Warrants, in each case free and clear of any security interests, liens, restrictions, charges, encumbrances, conditional sales agreements or other obligations of any kind, and not subject to any adverse claim;

(iii) the undersigned will, upon request, execute and deliver any additional documents deemed by the Company to be necessary or desirable to complete and give effect to the transactions contemplated hereby;

(iv) the undersigned has received and reviewed the Offer to Purchase and this Letter of Transmittal;

(v) the undersigned acknowledges that none of the Company or any person acting on behalf of any of the foregoing has made any statement, representation or warranty, express or implied, to the undersigned with respect to the Company, the Offer or the Warrants, other than the information included in the Offer to Purchase (as amended or supplemented prior to the Expiration Date);

(vi) the terms and conditions set forth in the Offer to Purchase shall be deemed to be incorporated in, and form a part of, this Letter of Transmittal, which shall be read and construed accordingly;

(vii) the undersigned understands that tenders of Warrants pursuant to the Offer and in the instructions hereto constitute the undersigned’s acceptance of the terms and conditions of the Offer;

(viii) the undersigned is voluntarily participating in the Offer; and

(ix) the undersigned agrees to all of the terms of the Offer.

The acknowledgments, representations, warranties and agreements of the undersigned in this Letter of Transmittal will be deemed to be automatically repeated and reconfirmed on and as of each of the Expiration Date and completion of the Offer. The authority conferred or agreed to be conferred in this Letter of Transmittal shall not be affected by, and shall survive, the death or incapacity of the undersigned, and every obligation of the undersigned under this Letter of Transmittal shall be binding upon the heirs, executors, administrators, trustees in bankruptcy, personal and legal representatives, successors and assigns of the undersigned.

The undersigned acknowledges that the undersigned has been advised to consult with its own legal counsel and other advisors (including tax advisors) as to the consequences of participating or not participating in the Offer.

IMPORTANT: PLEASE SIGN HERE

(SEE INSTRUCTIONS AND ALSO COMPLETE ACCOMPANYING IRS FORM W-9 OR APPROPRIATE IRS FORM W-8)

By completing, executing and delivering this Letter of Transmittal, the undersigned hereby tenders the Warrants indicated in the table above entitled “Description of Warrants Tendered.”

SIGNATURES REQUIRED
Signature(s) of Registered Holder(s) of Warrants

Name:

Address:

Date:

(The above lines must be signed by the registered holder(s) of Warrants as the name(s) appear(s) on the Warrants or on a security position listing, or by person(s) authorized to become registered holder(s) by a properly completed assignment from the registered holder(s), a copy of which must be transmitted with this Letter of Transmittal. If Warrants to which this Letter of Transmittal relates are held of record by two or more joint holders, then all such holders must sign this Letter of Transmittal. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, or other person acting in a fiduciary or representative capacity, then such person must set forth his or her full title below and, unless waived by the Company, submit evidence satisfactory to the Company of such person’s authority so to act. See Instruction 3 regarding the completion and execution of this Letter of Transmittal.)

Name:

Address:

Date:

Area Code and Telephone Number:

(PLEASE PRINT OR TYPE)
(INCLUDE ZIP CODE)

GUARANTEE OF SIGNATURE(S) (IF REQUIRED) (SEE INSTRUCTIONS, INCLUDING INSTRUCTION 4)
Certain signatures must be guaranteed by an Eligible Institution. Signature(s) guaranteed by an Eligible Institution:

Authorized Signature

Title

Name of Firm

Address, Including Zip Code

Date:

INSTRUCTIONS FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER

1. Delivery of Letter of Transmittal and Warrants. Warrants may be validly tendered pursuant to the procedures for book-entry transfer as described in the Offer to Purchase. In order for Warrants to be validly tendered by book-entry transfer, the Company must receive the following prior to the Expiration Date, except as otherwise permitted by use of the procedures for guaranteed delivery as described below:

(i) a properly completed and duly executed Letter of Transmittal; and

(ii) any other documents required by this Letter of Transmittal.

THE METHOD OF DELIVERY OF THIS LETTER OF TRANSMITTAL, TENDERED WARRANTS AND ALL OTHER REQUIRED DOCUMENTS IS AT THE OPTION AND RISK OF THE TENDERING WARRANT HOLDER, AND EXCEPT AS OTHERWISE PROVIDED IN THESE INSTRUCTIONS, THE DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE COMPANY. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. THE WARRANT HOLDER HAS THE RESPONSIBILITY TO CAUSE THIS LETTER OF TRANSMITTAL, THE TENDERED WARRANTS AND ANY OTHER DOCUMENTS TO BE TIMELY DELIVERED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY.

The Company is not under any obligation to notify any tendering holder of the Company’s acceptance of tendered Warrants.

2. Guaranteed Delivery. Warrant holders desiring to tender Warrants pursuant to the Offer but whose Warrants cannot otherwise be delivered with all other required documents to the Company prior to the Expiration Date may nevertheless tender Warrants, as long as all of the following conditions are satisfied:

(i) the tender must be made by or through an “Eligible Institution” (as defined in Instruction 4);

(ii) properly completed and duly executed Notice of Guaranteed Delivery in the form provided by the Company to the undersigned with this Letter of Transmittal (with any required signature guarantees) must be received by the Company, at its address set forth in this Letter of Transmittal, prior to the Expiration Date; and

(iii) any other documents required by this Letter of Transmittal, must be received by the Company within two (2) days that the Nasdaq Stock Market is open for trading after the date the Company receives such Notice of Guaranteed Delivery, all as provided in the Offer to Purchase.

A holder of Warrants may deliver the Notice of Guaranteed Delivery by mail to the Company.

Except as specifically permitted by the Offer to Purchase, no alternative or contingent tenders will be accepted.

3. Signatures on Letter of Transmittal and other Documents. For purposes of the tender procedures set forth in this Letter of Transmittal, the term “registered holder” means any person in whose name Warrants are registered on the books of the Company.

If this Letter of Transmittal is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, or others acting in a fiduciary or representative capacity, such person must so indicate when signing and, unless waived by the Company, must submit to the Company proper evidence satisfactory to the Company of the authority so to act.

4. Guarantee of Signatures. No signature guarantee is required if:

(i) this Letter of Transmittal is signed by the registered holder of the Warrants; or

(ii) such Warrants are tendered for the account of an “Eligible Institution.” An “Eligible Institution” is a bank, broker dealer, credit union, savings association or other entity that is a member in good standing of the Securities Transfer Agents Medallion Program or a bank, broker, dealer, credit union, savings association or other entity which is an “eligible guarantor institution,” as that term is defined in Rule 17Ad-15 promulgated under the Securities Exchange Act of 1934, as amended.

IN ALL OTHER CASES, AN ELIGIBLE INSTITUTION MUST GUARANTEE ALL SIGNATURES ON THIS LETTER OF TRANSMITTAL BY COMPLETING AND SIGNING THE TABLE ENTITLED “GUARANTEE OF SIGNATURE(S)” ABOVE.

5. Warrants Tendered. Any holder of Warrants who chooses to participate in the Offer may tender some or all of such holder’s Warrants pursuant to the terms of the Offer.

6. Inadequate Space. If the space provided under “Description of Warrants Tendered” is inadequate, the name(s) and address(es) of the registered holder(s), number of Warrants being delivered herewith, and number of such Warrants tendered hereby should be listed on a separate, signed schedule and attached to this Letter of Transmittal.

7. Transfer Taxes. The Company will pay all transfer taxes, if any, applicable to the transfer of Warrants to the Company in the Offer. If transfer taxes are imposed for any other reason, the amount of those transfer taxes, whether imposed on the registered holder or any other persons, will be payable by the tendering holder. Other reasons transfer taxes could be imposed include if tendered Warrants are registered in the name of any person other than the person signing this Letter of Transmittal.

If satisfactory evidence of payment of or exemption from those transfer taxes is not submitted with this Letter of Transmittal, the amount of those transfer taxes will be billed directly to the tendering holder and/or withheld from any payment due with respect to the Warrants tendered by such holder.

8. Validity of Tenders. All questions as to the number of Warrants to be accepted, and the validity, form, eligibility (including time of receipt) and acceptance of any tender of Warrants will be determined by the Company in its sole discretion, which determinations shall be final and binding on all parties.

The Company reserves the absolute right to reject any or all tenders of Warrants it determines not to be in proper form or to reject those Warrants, the acceptance of which may, in the opinion of the Company’s counsel, be unlawful. The Company also reserves the absolute right to waive any defect or irregularity in the tender of any particular Warrants, whether or not similar defects or irregularities are waived in the case of other tendered Warrants. The Company’s interpretation of the terms and conditions of the Offer (including this Letter of Transmittal and the instructions hereto) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Warrants must be cured within such time as the Company shall determine. None of the Company or any other person is or will be obligated to give notice of any defects or irregularities in tenders of Warrants, and none of them will incur any liability for failure to give any such notice. Tenders of Warrants will not be deemed to have been validly made until all defects and irregularities have been cured or waived. Any Warrants received by the Company that are not validly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the Company to the holders, unless otherwise provided in this Letter of Transmittal, as soon as practicable following the Expiration Date. Warrant holders who have any questions about the procedure for tendering Warrants in the Offer should contact the Company at the address and telephone number indicated herein.

9. Waiver of Conditions. The Company reserves the absolute right to waive any condition as described in the section of the Offer to Purchase titled “The Offer, Section 9. Conditions; Termination; Waivers; Extensions; Amendments.”

10. Withdrawal. Tenders of Warrants may be withdrawn only pursuant to the procedures and subject to the terms set forth in the section of the Offer to Purchase titled “The Offer, Section 3. Withdrawal Rights.” Warrant holders can withdraw tendered Warrants at any time prior to the Expiration Date, and Warrants that the Company has not accepted by the Expiration Date may thereafter be withdrawn at any time after such date until such Warrants are accepted by the Company pursuant to the Offer. Except as otherwise provided in the Offer to Purchase, in order for the withdrawal of Warrants to be effective, a written notice of withdrawal satisfying the applicable requirements for withdrawal set forth in the section of the Offer to Purchase titled “The Offer, Section 3. Withdrawal Rights” must be timely received from the holder by the Company at its address stated herein, together with any other information required as described in such section of the Offer to Purchase. All questions as to the form and validity (including time of receipt) of any notice of withdrawal will be determined by the Company, in its reasonable discretion, and its determination shall be final and binding. None of the Company or any other person is under any duty to give notification of any defect or irregularity in any notice of withdrawal or will incur any liability for failure to give any such notification. Any Warrants properly withdrawn will be deemed not to have been validly tendered for purposes of the Offer. However, at any time prior to the Expiration Date, a Warrant holder may re-tender withdrawn Warrants by following the applicable procedures discussed in the Offer to Purchase and this Letter of Transmittal.

11. Questions and Requests for Assistance and Additional Copies. Please direct questions or requests for assistance, or additional copies of the Offer to Purchase, Letter of Transmittal or other materials, in writing to the Company for the Offer at:

Jasper Therapeutics, Inc.
2200 Bridge Pkwy

Suite #102

Redwood City, CA 94065
Attn: Matthew Ros

IMPORTANT: THIS LETTER OF TRANSMITTAL, TOGETHER WITH THE TENDERED WARRANTS AND ALL OTHER REQUIRED DOCUMENTS, MUST BE RECEIVED BY THE COMPANY ON OR PRIOR TO ONE MINUTE AFTER 11:59 P.M., EASTERN TIME, ON THE EXPIRATION DATE, UNLESS A NOTICE OF GUARANTEED DELIVERY IS RECEIVED BY THE COMPANY BY SUCH DATE.

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I am not subjeC1to backup Wlthholding because: (a) I am exempt frombaclOJp wilhholding , or {b) I have not been notif ied by the Internal Reve<1ue Service ( I RS)!hat I amsubject t o backup w lihholding asaresutt or a failure10repQn all Interest or dividends, or (c ) the IRS hasnotified me that I am no longer subject to backup w ithholding; and 3. I ama U.S. citizen or other U . S. person (daflned beiow j; and 4. The FATCA code(s) entered on this form ( If any) lndrcating thet I amexempt from FATCA repon,ng Is c:orreot . Certiflcalion lnstruclions. You must crossoutItem 2 above II you have been notifie d by the IRS that youarecurrently subject lo bael(up wlthholdi'IQ because )'OU h1M1 r8Jled to report oilrnlllrest end dM<lends on your tax return. For real estate tran sae11on&, Item 2 does notallflly. For mongage Interest peid, acquisition or abandonment of secured p,operty, cancetlallon ordebt, contributions to an lndlviduDI rourement aminge ment ORA i, and gene,ally, payrnenlS other than inlM! St and div i dends , you are notrequired l o sign the certificauon.but )'OU mU$1prolli<» )'OU t corr.ct T I N . 5<18 the i nstructions for Part II,later . Sign Here I Si9naturo or u .s. .,....on Ź Date Ź G ene r a l In s t ru c ti on s Sectlon references are to the lmemal Revenue Code unless othe<wlSe noted. Future developmen t s . F0< the latest informat,on about developmen t s related to Form W - 9 andI ts ins tn,ctlons. such aslegislation ena C1ed alter they w ere pub l ished,go to www.lrs.govF/ ormW9 . P urpose o f F orm An Individual or entity (Fonn W•9requeste<) wt,o Is required to file an i nfonnation return with Iha IRS must ob1alnyour correC1 taxpayer ldentiflcati0t1number (TIN) which may be your social security numbe r (SSN), ind1Vic:klal taxpaye r Identification number (rTIN), adoption tax . payerIdentificationnumber (ATIN), or employer I dentifci ationnumber (E:IN). to report on an lnfonnation return theamount paid to you, ot other amount reportable on an in f ormationreturn. Exa mples ol lnlonnatlon returns,nciude. but are not lmlted to, the follow ing. • Form I099 - INT (Olteres t earned or paid) • For m 1099 - 0111(dlvtdends, Including those from atoekS or mutua l funds) • Form 1099 - MISC (various typos of Income . privis.awatds, 0< gross proceeds) • Form 1099 - 8(stoc k or mutual fund sales and certain other trenaactlons by bro k ers) • Form 1099 - S (proceeds from reelestate transactions) • Form 1099 - K(merchant card andthwdparty network trllnsactlons) • Form 1098 (home mongage Inte res t), 109S·E (student loan Interest). 1098 - T (1u l a on) • For m l 099.C (canoe ltd dtbt) • Form 1099 - A (acqu,slllon or abandonmeot ot securedprope<ly) useForm W •9 only II you area U.S.person Qncllld.ing a resident alien), to provide your CQffect TIN. If you cto not return Fotrn W - 9 10 I/le requester wdh a TIN, you m/9111 be sr,t,ject to l:>BClrup w ithholding. See What Is backup w tthholdlng. tater. ca t . N o . 1 0231 x Fonn W - 9 ( Rev . 10 - 2018)

1636512474.6 Paoo 3 Crim i nal permlly for fallifyinu information. Wilfllly bloify,ng - blleatlons o, 11lttm.ibon8 may subject you to crimlNI lncfudlng ._ attd/01lmp,,sonmtt1L Mi - • o f TJ N t, . I f th 9 n>quelltr diadoM a or ... TIN . ,n \ liol.ltio n of 1 - •llow. lho• may b9 ..ibjoc:t l o c:, \ 'il and crimonw 1)911 - Specif ic I n structio n s U n e 1 You m111t e111M one of Ille lollow,ng on Ihle tiw. do n ot lffv• l . hil lne blank. The,_ aholM ma.leh th• name on 'fO'Jl tall r•tum. If ltlilForm W • 8 It IOI11 jO lnt account ( Olhlr!NII an OCC4Unt ffllil'UlMd by • JOfev, linw lciallnablullonIFfll).t..i Int. and II - , circle. the,..,,,. of th• penon or em,1y whoH number )'OIi •nt•ed in Patt I of FormW , 8 Uyou ate po<Wld,ng Form W - 9 IO an FFI todoci.m«tt o )Otrll aocount. - h hO lder of tht - nt that • a U.S . perton m11'1 pro - ,de a Form W•II . L lnc : 11 \ /lduat . G o - 1111 \ 1 . • ntor Iha namo atiow n on your lllX 1 , 11 rn II you dlan d your last n . im . W llhoiil inlorffing lhe Soc,al Secl#ily Admril 1 rlllon ( SSA) of lht, .. ,, .. dlange , . , . ,,er your firll name . 1 ht IIIJI name as lhown on you, : . - 1 NaKlly co,d, and your - new lall ,_,,, . _ No!At : ITI N a.ant Enl• your k,d1vklu.>l...,,,. at WU Wll«ed on your For m W 7 opplletll,C , )n lin. ta, Th,. lhOll!d .ito be lht 11m• at tilt name you ,mered on lht Fotm 104(){t040A/1040EZ you f"9d W llh your apploclilon. b Solo iwopr le tor or a,ngle , membor U . C . Enttt you, : lndMoUII name M llllown on)'OlK 104 <V 1040 A/ 1040 EZ on fine I . Yt>u may MUI yourbYeinea . era . er • doing bla>N 1 _ . (D 8 All'IIW'M on in<I 2 . c. Pa,tn.,. hlp , LLC lhat II no t • t l ngle - mombor I.L , C C cor po, etlon , or S corponidon. Enter tilt ent,cy't NWM M 1hown on !he onbly Ŷ Ill)( rtlurn on line I and IJl'f bu - . - lrade, er DBA """18 on llne 2. d 011>.. - ..,dd01,. Entt<V - nMM ••hown on required U.S. tldetal 18'1 doc:urnenla on ine I . Thia,,..,. ahould match the name ahown on I lle ohalW o, olh« legal doc.,,,_ t crtllbng the Wltity . You mrt •nw ony -- .1rado. c, OBA narr - .on lone 2 • · Olv898rded enti ty . Fo, U.S. t tdn w an ent,ly tN t • cfitre9ardtd •e., enbty - nte from ,ta a,,,_ I, trNIAtd u a ·d• dtd otlbty .• Ste ReglAatlonueetion 301 . 7701 - 2(e}(2)C,i) . Entt1 the owntr 't n:w nt on •ne 1 . Tht name ol lht en1,y...,..,td on n 1 "10IAd ,.._ bt D d•tglt'o.d tnl ly . TIit - on ltne 1 5hould bt tht name thown on the lnoome w ren,m on which tht 1ncom. thould be roporttd. For axomple. d a lor•9'LLC that i Ŷ lreatad n • 0 11<1,; Ŷ ded - ty for U.S l«leral tax I'll' hlls u.,glt o....,.,.. thllt hi• U . S 1)4t!lon . the US ow - •• - •• td IObt poO \ oid.clonlll'lt 1 , lt tht di'oet ownt< of tt.. tnll(y ,s llso a dosregtWded enltly, onte, tht rot - tllal • net dhlrega,ded fc, ttdwal tall p,.,poses Ent• Ille d. - .garded em,ty's name on ltn. 2. •Busn,ss nntM/dloregardad enbty nam..• II lht - o tl l Mt ... - egarotd tnltty Is a lor11gn P4t.on . 0 - fflU6 I complol t an app,oprlat • Fo, m W • 8 Inti.a d o l a Fo, m W - 9. lhsllllht caH even If the fortilJ'P4'410n h3s oU.S ll N Line 2 IIyou t,aw • bualMM """"'•trade name , O BA nnmt . 0t uagrdtd entity ,..,,.._ you rrwtt entt1 It on line 2 . U ne3 Chod<Iha app,opnait boX on hnU fOf U . S lt<Wol tax c:lultf1COuon ol tht per - , wlloee name ii .,.,,.,ad on tine 1 Chee k ont bo• ƒ " ltM 3 - IF tho •nllty/ponoon on lne 1 1• ll(n) ... - • Corl)O(Mlon THEN choc k lho b o x fo, ••. Corpcrll,ot'I • l rd h•d • Solepropr Mttorlhip. o, • S,nglt - mamb6r lirn, t td oornpm,y (I.LC) ow Md by an IN!Mdual Ind d,mga,dod let U . S . ltdoraltlll<purpoN S. lnciY iduaVtote proprietor or tinoie -- mtmbGr lLC • U C trNltd aa a por1nor$htp tor U S ftlltrll tax purpc>Mt. • LLC that N S tiled fo,m 8832 0t 25$3 1 0 be 18'1td AS a COll)Oflllon. 0( Llmilad llablftly oomparty aftd ent.01 1Mapp!Opria!e tDX clasarflcat>OI \ . (P• P.v - thlp, CaC co,po,allon; or Sa S cotpOtll! • LLC thal It cMrtgrdtd A l an tnltty tepll'ate fromIts o - but tht - ,a another UC !NI II net di Ŷ r1garded lo, U . S . l edt<ll WC • Partrwshlp Parowuilp • Tl'UIV.. late TrutVeslall Line 4, Exemptions II '/OU we • x tl'lll)Itom becl<up w \ lN>old,ng and/cw FATCA rapor11ng. enter ,n tht apprcp,11141 on • ne .t any codt(ljlhat may IPP')r to ) 'OU. Exempt P'Y.• code . • Ganoraly , indovidua 6"<:lud,ng tolt prOl)ttttora) re ne t • • - Pl from bac"' - 'P wi1hholofng • ,.. p,OY!dod btlcw, corpor•bo"' er• utmpt lrom P w ,thhO lcffig to, certOln peymenta. includ"1g lnteoffl and d Mdendt • Corpora,ons at• not exampt trom backup wlthhokMg tor payments In Mllla mtnt of payment wd Of llwd parly nelWOrlc lUIJWaCliO,... • Co,porai,on,a an not eumpt trom bac k up wlthholding w,lh re,;pect to oll« neys ' ,_ or gross pr p4Jd 10 &tt0tneys. and eorpor a boM 1h11 p<ovlde medical or hNlth car• ee,vic. are not txtmpt w,tt, r - .p to ptymtnll reportable on F0tm t IJSC . The follOWWIQ oodts tde,,lily payttl t t ilr• tMmpl horn b;idwp w,thhOldc,g. Enter I/It app,oproalt 1n the $pa« 1n Unt 4 . 1 An Oflll"IZD! , on exempt lrom true under HCltion 501(.a). arPJ I RA. o, a cuatodlll account und« Mellon )(7) W Ille accoum aat1$1tff lht rtq \ lrtmonts of stct,on401(1)Q) 2 Thi U nited Sllu• or - any of itt agencie Ŷ or instrumentlliDN 3 - A lt nlt , Iha 0...Ct ol Cdumboa, a U .S. oom h Of 0t lf'I '/ ot tht,ir pol,t.oCll 8'lbdMtlonl orinlln.tmtni.fl.ee 4 - A lortigngovw - t c, any ol 118 pol,tlcal aubd"' - agencies. Of ,natru,nentll),t,es 5 - A eorporallon 6 - A dealerIn aecu - i" orcommod,t!U required to • i the Untied Sia:es.1M OISlrlCt ol Columbia. o, a U.S. convnonwea.'11 \ er poueas,on 7 - A IUlll• OOtlVTllteion merehMt registered with !ht Commo6ty Futur.. Tridng Commi151on 8 - A 1N1 eatelt lnllttnntnt 11 \ 1111 8 - Anentity reg,a - atall ti,,.a dumg lilt tu year under the ,,,_._,,.Company Act ol 1940 10 - A common trLllt lund opMaled by a bank undet aec1JOn 5&4{a) 11 - A n,nc:Ql snstotutlon 1 2 - A rroddt.man i.no,m ir, t he -- =m.nt convnunity u a nomtnM o, eusloct., 1 3 - A 11' \ 111 &Ump t fro m t u under - " ƒ " 684 o, delctibe d ln - n 4947

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1636512474.6 Th l e S doee no1"'11.a1e COl'IUICG W. - .h W C Via tmaM. Also. lhe I RS don nol r porwona1 detailed .,fctmation t!Yougl, email e< uk taxpayers IOt the PIN . - ..mt>en. pauworda. or llmlar aecret accen i n!e<mauon for lhw credil - d, bank. o, olher l,no,,clal oecoun11. I f you,_ , a n U llilCIIClto d - dalff ll'l g 10 bit tra m lhe IRS, IOIW•d lhoa mHaagt lo ph,shingO ,r&g. av . You may also report miluH of ti,. IRS name, logo, c, othe, IRS p,operty10 ihe Treawy lnepecte< <> - I I l e < T a x Adtlwllstrabo n ( TIGTA ) at 1 Y o u .:.n IOIW#d - ,,ldousema,1$ IO the Fldlfal TradeC<>mmlsslon at and Pub. 5027 . .,..nie,.,c.,govo, roport !hem• www . (le.gav /t:O mPlfflt You can conuc11116 FTC at www .m . gavlld:Mfi o, 877 - IO'!HfFT (877 -- 438 - 4338). I f you haw bt111 lhe vlcrum of IINf'IIIIY thefl.... www.ldlntd)'Thell f10V 1/1111 www.n.gov/ld<tnrlt/Thtl l t o IWn mo, • ebou l ldenlil y IMfl and ho \ Y tor6du..yo<sriak. Privacy A c t Noti ce Seciion 8109 of lht Internal Ae""nue Cod• t6ql.WO S you 10 p,ovlde )'Oi,I ' Cor tKl TIN 1 0 ,.......,,. jlnclud"1g fede,ol agtnciM) who are t6qu.r6d to r,te lnlOtmatJon reu. - . wllh the I RS to repon lnarelt, dMdencll , or - n ollw •nc.otn41 paid to you; lnt•MI you pMI; 1h41 aoqu,sit>on o, al>endcft.. - 1 ol aecu r 6d ptop«ty; the c:anc:.ilauon of CHbl. o, contlblll,one you made lo 81 \ AA A tch.. - MSA. o, tiSA. The ,..son ung cha lc,m uaea lhe informat,on on ihe bm 10 filt in!O<m111on ,.11.rna ,Yilh ihe IRS , reponlt>g lhe abo<1 ,nforma11on Rou:ino u.. , of Iha information oncludt giving il ro !he Oepartmtnl of Jusllc, le< CNf &nd cnmnal I t,galion and to oi.s, statts. the o.u.ct of Cdumb'3 . an d u. s oomrnonwtalths an d ,. , u u In admlnisttMg lhtk leW$. The ,nf C<mallO tl also may bt Cll9tlosed 10 other CO<Jnlr16S under• lf681y, 10 fed«el arod a1a1a agenoae 10 e,,to,ce civ1 and crlmmal law.. or 0 1 fede,... law "'11crotmer1l Md lntt1Q119nu agonc.. to combat \ .,.,,am . You musl p,Oloidt Vo<' TIN WNlhOC' or not you., , 1equ,.cl t o lilt • tax roWrn Uncle , teelto n 340&, p,,yera mull l/lhold a pe,c: 11,ge of IUablt1nt11• dN ldtnd, 81 \ d c..u.n othet peymenu to• PIY"w ho does not give• TIN to Iha pa yw . Ctrtan penalliu ffiJr1 alao apply for ptOYldlr>g,.,., ot ,._thnl lnlorm1110n